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                                                                     EXHIBIT 5.1


                         WINSTEAD SECHREST & MINICK P.C.
                             5400 RENAISSANCE TOWER
                                 1201 ELM STREET
                            DALLAS, TEXAS 75270-2199
                                 214/745-5400 PH
                                214/745-5390 FAX

May 23, 2001


Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, OK  73118

         Re:      Chesapeake Energy Corporation
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about May 23, 2001. The Registration Statement covers the offer and sale of 1,117,216 shares of common stock, par value $.01 per share, of Chesapeake Energy Corporation (the "Shares"), 1,118,567 shares of Common Stock issuable upon the exercise of warrants (the "Warrant Shares"), and warrants to purchase 462,690 shares of Common Stock (the "Warrants"). The Shares, the Warrant Shares and the Warrants will be offered for the accounts of the respective holders. We have also examined your minute books and other corporate records, and have made such other investigation as we have deemed necessary in order to render the opinions expressed herein.

         Based on the foregoing, we are of the opinion that:

         (1)   the Shares are validly issued, fully paid and nonassessable;

         (2) the Warrant Shares, when issued and paid for in accordance with the terms of the applicable warrants, will be validly issued, fully paid and nonassessable; and

         (3) the Warrants are validly issued and binding obligations of Chesapeake Energy Corporation in accordance with their terms.

         We are aware that we are referred to under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and the filing of this opinion as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Commission promulgated thereunder.

                                            Very truly yours,

                                            /s/ WINSTEAD SECHREST & MINICK P.C.

                                            Winstead Sechrest & Minick P.C.


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